UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 12, 2008
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 17, 2008, on recommendation by the Company’s Nominating and Corporate Governance Committee, the Board of Directors appointed Ned Mansour and Leslie Lane to the Company’s Board of Directors. It is anticipated that Mansour will be appointed to the Nominating and Corporate Governance Committee and the Compensation Committee, and Lane will be appointed to the Nominating and Corporate Governance Committee and the Audit Committee.
Mansour, 60, served as the President of Mattel, Inc., a worldwide leader in the design, manufacture and marketing of family products, until his retirement in March 2000. Mansour joined Mattel in 1978 as a senior attorney and held numerous positions before becoming President, including President of Corporate Operations, President of Mattel USA, Chief Administrative Officer, and Executive Vice President and General Counsel. Mansour currently serves on the Board of Directors of the Ryland Group, one of the nation’s largest homebuilders. In addition, Mansour previously served as a member of the Board of Directors of Mattel and Big Lots, Inc., a Fortune 500 retailer. He holds a B.A. in Finance from the University of Southern California and a J.D. from the University of San Diego School of Law.
Lane, 41, has served as the Vice President and General Manager of Nike Running, a group within Nike, Inc., the world’s leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories, since October 2006. From March 2004 to October 2006, Lane served as the Director of Nike Global Footwear Finance and Strategic Planning and, from March 2003 to March 2004, he served as the Director of Nike Subsidiaries. From 1998 to 2002, Lane held various positions at Roll International Corporation, a private holding company, including serving as the Chief Operating Officer of PomWonderful LLC, the Chief Financial Officer of Paramount Citrus, and the Vice President of Strategy of Roll International Corporation. From 1990 to 1998, Lane was a consultant with Bain and Company. He holds an M.A. in Chemistry from Oxford University and an M.B.A. from Harvard University.
Mansour and Lane will receive the same compensation as Blue Nile’s other non-employee directors. This compensation consists of:
▪	an annual retainer of $40,000 cash compensation annually, which the director may elect to receive in stock in lieu of cash;

▪	$3,000 for serving on any committee of the Board of Directors;

▪	an initial option to purchase 11,250 shares of the Company’s common stock, which vests with respect to 1/30th of the shares subject to the grant for the first 12 months following the date of grant and 1/60th of the shares subject to the grant for the subsequent 36 months; and

▪	an annual option to purchase 2,500 shares of the Company’s common stock (or a prorated amount of such number to account for any whole calendar quarters in the prior year that the director did not serve on the Board of Directors) on the date following each annual meeting of stockholders, which vests monthly for one year.
On December 17, 2008, Joanna Strober resigned from Blue Nile’s Board of Directors. With the resignation of Strober and the addition of two new directors, the size of the Board of Directors increased to eight directors.
A copy of the press release announcing Mansour and Lane’s appointment and the resignation of Strober is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release dated December 18, 2008 announcing changes to the Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
By:	/s/ Diane M. Irvine
Diane M. Irvine
Chief Executive Officer

Dated: December 18, 2008